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                                                                    EXHIBIT 11.1



                        CKS GROUP, INC. AND SUBSIDIARIES



                       STATEMENT REGARDING COMPUTATION OF


                               EARNINGS PER SHARE


                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                              YEAR ENDED                    THREE MONTHS ENDED
                                             NOVEMBER 30,              -----------------------------
                                     -----------------------------     FEBRUARY 28,     FEBRUARY 29,
                                      1993       1994       1995           1995             1996
                                     ------     ------     -------     ------------     ------------
Net income.........................  $  279     $  288     $ 1,366       $     86         $    743
                                     ------     ------     -------        -------          -------
Weighted average number of common
  shares outstanding...............   7,311      8,775      10,140          9,863           12,305
Number of common stock equivalents
  as a result of stock options
  outstanding using the treasury
  stock method.....................      --         --         198             --              637
Number of common shares issued and
  stock options granted in
  accordance with Staff Accounting
  Bulletin No. 83..................   1,171      1,169         388            811               --
                                     ------     ------     -------        -------          -------
Shares used in per share
  computation......................   8,482      9,944      10,726         10,674           12,942
                                     ------     ------     -------        -------          -------
Net income per share...............  $ 0.03     $ 0.03     $  0.13       $   0.01         $   0.06
                                     ======     ======     =======        =======          =======